[Stock Certificate Border Graphics]




     Number                                            Shares

  [No. of Cert]                                 [No. of Shares]


                   BAROSSA COFFEE COMPANY, INC.
        Incorporated Under the Laws of the State of Nevada
        50,000,000 Common Shares Authorized, $.001 Par Value



THIS CERTIFIES THAT  [Name of Shareholder]  IS THE

REGISTERED HOLDER OF  [Number of Shares]  Shares

of the above corporation, fully paid and non-assessable and transferrable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this [date of Certificate]


/s/Adam Gatto                              /s/Jason Briggs
     President                                 Secretary


                 [Graphic of Corporate Seal]

[Border Graphics]